Exhibit 10.13.9

20[ ] PERFORMANCE SHARE UNIT AWARD AGREEMENT FOR
CHESAPEAKE ENERGY CORPORATION
LONG TERM INCENTIVE PLAN
THIS 20[ ] PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Agreement”) entered into as of the grant date set forth on the attached Notice of PSU Award (the “Notice”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the participant named on the Notice (the “Participant”);
W I T N E S S E T H:
WHEREAS, the Participant is an Employee, and it is important to the Company that the Participant be encouraged to remain an Employee or Consultant; and
WHEREAS, the Company has previously adopted the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan effective as of October 1, 2004, as amended from time to time (the “Plan”); and
WHEREAS, the Company has awarded the Participant Performance Share Units under the Plan, as set forth on the Notice, subject to the terms and conditions of this Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:
1.The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Any capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan. The Participant acknowledges that he or she has received a copy of, or has online access to, the Plan, and hereby accepts the Performance Share Units (“PSUs”) subject to all the terms and provisions of the Plan and this Agreement. Such acceptance may be in any manner that the Committee may establish pursuant to the Notice, including deemed acceptance. The Participant hereby further agrees that he or she has received a copy of, or has online access to, the most recent Form S-8 prospectus relating to the Plan and hereby acknowledges his or her acceptance and receipt of such prospectus electronically.
2.    Grant of Award. The Company hereby awards to the Participant the number of PSUs in accordance with the Notice, on the terms and conditions set forth herein, in the Plan and in the Notice (the “Award”). The Award gives the Participant the opportunity to earn the right to receive payment of cash for each PSU awarded in accordance with this Agreement and the Notice. The Award is subject to adjustment under the terms of the Plan. This Agreement and the Notice establish vesting requirements and determination of payment based on attainment by the Company of specified performance levels for the Performance Measures described in the Notice during the period commencing on the grant date and ending on the date set forth in the Notice (the “Performance Period”), as established and determined by the Committee. The Participant shall have no rights as a shareholder of the Company with respect to the PSUs.
3.    Vesting and Forfeiture.
(a)    The PSUs will vest based on the Participant’s continuous employment with or service to the Company, a Subsidiary or Affiliated Entity in accordance with the vesting schedule set forth on the Notice. Notwithstanding any other provision of this Agreement, a Participant shall not be entitled to any payment under this Agreement unless and until the Committee certifies the level of performance respecting the Performance Measures that has been achieved and the Participant satisfies applicable vesting conditions for such payment.
(b)    Forfeiture. Unless otherwise determined by the Committee, in its sole discretion in accordance with the terms of the Plan, any unvested Performance Share Units shall be forfeited when a Participant ceases to be an Eligible Person.
4.    Fundamental Transaction; Change of Control. In accordance with the terms of the Plan, upon the occurrence of a Fundamental Transaction or a Change of Control, all PSUs shall be deemed to have achieved a level of performance respecting the Performance Measures equal to the higher of (i) such performance level as required to achieve the Target PSU Allocation (as described in the Notice) or (ii) the actual performance level. The Committee may, in its discretion, adjust the level of performance respecting the Performance Measures described above to account for the change in any specified Performance Measure caused by measuring such values over the period commencing on the grant date and ending on the date of the Fundamental Transaction or Change of Control instead of over the Performance Period. All PSUs awarded pursuant to this paragraph 4 shall be deemed to fully vest at such time.
5.    Nontransferability of Award. A PSU is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, a PSU contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the PSU involved in such attempt.
6.    Payment. The payment date(s) with respect to all PSUs in which a Participant becomes vested shall be the earlier of (i) the payment date(s) set forth on the Notice or, (ii) in the event of a Fundamental Transaction or Change of Control, no later than 60 days following such Fundamental Transaction or Change of Control.
7.    Withholding. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the PSUs.

8.    Amendments. This Award Agreement may be amended by a written agreement signed by the Company and the Participant; provided that the Committee may modify the terms of this Award Agreement without the consent of the Participant in any manner that is not adverse to the Participant.
9.    Securities Law Restrictions. This Award shall be issued, vested and paid only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom.
10.    Participant Misconduct.
(a)     Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, the PSUs may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in serious misconduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion. This paragraph 10 shall have no effect and be deleted from this Agreement following a Change of Control.
(b)     The Award made pursuant to this Agreement is subject to recovery pursuant to the Company’s compensation recovery policy then in effect. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements and the Company’s compensation recovery policy then in effect, the Company shall have the right, and shall take all actions necessary, to recover the incentive compensation received by the Participant pursuant to the Award.
11.    Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made if personally delivered, or if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company.
12.    Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.
13.    Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.
14.    Counterparts; Entire Agreement. This Agreement may be accepted by the required form of acceptance established by the Committee pursuant to the Notice,

which may include deemed acceptance. If execution of the Notice is the required form of acceptance established by the Committee, then such execution may be in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement. This Agreement, together with the Notice, shall constitute the entire agreement between the parties.
15.    Code Section 409A. The Agreement and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code Section 409A. The Plan and all Awards shall be administered, interpreted, and construed in a manner constituent with Code Section 409A or an exemption thereform. Should any provision of the Plan, the Agreement or any Award hereunder be found not to comply with, or otherwise be exempt from, the provisions of the Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Employee’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s termination date (or death, if earlier), with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on the Employee under Section 409A. Any payments to be made under this Plan upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

Notice of PSU Award	Chesapeake Energy Corporation ID: 73-1395733 6100 N. Western Avenue Oklahoma City, OK 73118
<NAME> <ADDRESS> <ADDRESS>	Plan: Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan ID: _________

Effective <date> (the “Grant Date”), you have been granted an Award of a number (the Target PSU Allocation, specified below) of Performance Share Units (“PSUs”) by Chesapeake Energy Corporation (the “Company”). This Award entitles you to the right to receive a cash payment for each PSU awarded in an amount equal to the Final PSU Value (as defined below) on the Payment Date specified below. The number of PSUs awarded is subject to adjustment pursuant to the level of performance respecting the Performance Measures over the Performance Period, as determined by the Committee and as set forth below. This Award is further subject to the vesting requirements set forth below.
Grant Date Value of Target Award:    $______
Target PSU Allocation:    <number>
Last Day of the Performance Period:    <date>
Payment Date: Any payment earned pursuant to this Award shall be made as soon as practicable after the Committee certifies the Company’s performance respecting the performance goals on or following <date>, but in no case later than <date>.
Final PSU Value: The value of each PSU is equal to the average closing price per share of the Company’s common stock as reported on the New York Stock Exchange for the 20 trading days including and immediately preceding the last day of the Performance Period.
Performance Measures: The final number of PSUs you may receive will be adjusted based on the attainment by the Company of specified levels of performance over the Performance Period, as determined by the Committee following the last day of the Performance Period. The Committee has established that the PSUs awarded will be adjusted based on [describe the Performance Measures and performance levels].
In no event will the Committee adjust the final number of PSUs to be greater than <percentage>% of the Target PSU Allocation. At the end of each Performance Period the Committee will multiply the Target PSU Allocation by the <adjustment modifier> to determine the final number of PSUs resulting from a PSU Award. The cash payment made to you on the Payment Date will be an amount equal to the final number of PSUs you receive multiplied by the Final PSU Value.
Vesting. Your Award will vest pursuant to the Incremental Vesting Schedule described below, provided, however, that your Award will vest pursuant to the Alternate Vesting Schedule if so provided by your existing employment agreement with the Company.

1.
Incremental Vesting Schedule: Your Award will vest in increments on the date(s) shown below. Vesting entitles you to such vested PSUs, subject to final adjustment following the last day of each Performance Period to reflect the level of performance respecting the Performance Measures as described above. You must continuously provide services to the Company on the dates below in order to for the corresponding PSUs to vest. In no event shall any payment be made prior to the end of an applicable Performance Period.

3-year performance period PSU:

PSUs	Time Vesting
[1/3 x #]	mm/dd/yyyy
[1/3 x #]	mm/dd/yyyy
[1/3 x #]	mm/dd/yyyy

2.
Alternate Vesting Schedule: Your Award will vest pursuant to the applicable vesting provisions contained in your existing employment agreement with the Company. Vesting entitles you to such vested PSUs, subject to final adjustment following the last day of each Performance Period to reflect the level of performance respecting the Performance Measures as described above. In no event shall any payment be made prior to the end of an applicable Performance Period.

No Acceleration of Payment. In order to comply fully with and meet all the applicable requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder with respect to Awards, the payment provisions in this Notice and the Agreement shall supersede and replace all inconsistent provisions in any pre-existing agreements between you and the Company that may be interpreted as providing for the acceleration of payment of the Award and all such provisions are specifically waived with respect to the Award, including all such provisions in any pre-existing employment agreement between you and the Company.

Deemed Acceptance. You are required to accept the terms and conditions set forth in this Notice, the Agreement and the Plan, all of which are made a part of this document, within 90 days following the Grant Date (the “Acceptance Period”) in order for you to receive the Award granted to you hereunder. If you wish to decline this Award, you must expressly reject this Notice and the Agreement prior to the end of the Acceptance Period. For your benefit, if you have not rejected this Notice and the Agreement prior to the end of the Acceptance Period, you will be deemed to have automatically accepted this Award and all the terms and conditions set forth in this Notice, the Agreement and the Plan. Any capitalized terms used but not defined in this Notice have the same meanings given to them in the Agreement or the Plan.

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